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Exhibit 21

IMS Health Incorporated
Active Subsidiaries as of December 31, 2007

Name	Jurisdiction of Incorporation	100% except as noted
BATTAERD MANSLEY PTY LTD.	South Africa
COORDINATED MANAGEMENT SYSTEMS, INC.	Delaware
DATA NICHE ASSOCIATES, INC.	Illinois
ENTERPRISE ASSOCIATES, LLC	Delaware
IMS CHINAMETRIK INCORPORATED	Delaware
IMS Market Research Consulting (Shanghai) Co., Ltd.	China
IMS CHINAMETRIK LIMITED	Hong Kong
Global Crown Investment Limited	Hong Kong
United Research China (Shanghai) Ltd.	China
IMS Meridian Limited	Hong Kong
IMS Meridian Research Limited	British Virgin Islands
Meridian Research Vietnam Ltd.	Vietnam
IMS CONTRACTING & COMPLIANCE, INC.	Delaware
IMS GOVERNMENT SOLUTIONS, INC.	Virginia
IMS HEALTH ASIA PTE. LTD.	Singapore
IMS HEALTH, CANADA LIMITED	Canada
IMS HEALTH CONSULTING, INC.	Canada
IMS HEALTH DEUTSCHLAND GMBH	Germany
IMS Health Beteiligungs-gesellschaft mbH	Germany
IMS Health GmbH & Co. OHG	Germany
IMS Hellas EPE.	Greece
MERG GmbH	Germany
SCICON Wissenschaftliche Unternehmensberatung GmbH	Switzerland
IMS HEALTH FINANCE, INC.	Delaware
IMS Trading Management, Inc.	Delaware
IMS Health Finance Ltd.	Bermuda
IMS HEALTH GROUP LIMITED	United Kingdom
IMS Health HQ Limited	United Kingdom
IMS Holdings (U.K.) Limited	United Kingdom
IMS Health Limited	United Kingdom
IMSWorld Publications Ltd.	United Kingdom
Brynlake Limited	United Kingdom
Pharma Strategy Group Limited	United Kingdom
Cambridge Pharma Consultancy, Ltd.	United Kingdom
Cambridge Pharma Consultancy, Inc.	Delaware
PPR Communications Ltd.	United Kingdom
IMS (UK) Pension Plan Trustee Company Limited	United Kingdom
IMS Health Surveys Limited	United Kingdom
IMS Health Networks Limited	United Kingdom
IMS Hospital Group Limited	United Kingdom
IMS HEALTH INDIA HOLDING CORPORATION	Delaware
RX India Corporation	Delaware
IMS Health India Private Limited	India

IMS HEALTH KOREA LTD.	Korea
IMS HEALTH LICENSING ASSOCIATES, L.L.C.	Delaware	92.74
Spartan Leasing Corporation	Delaware
IMS HEALTH PHILIPPINES, INC.	Philippines
IMS HEALTH PUERTO RICO INC.	Puerto Rico
IMS HEALTH TAIWAN LTD.	Taiwan
IMS HEALTH TRADING CORPORATION	Delaware
IMS Health Holdings (Pty.) Ltd.	South Africa
IMS Health (Pty.) Ltd.	South Africa
IMS HEALTH TRANSPORTATION SERVICES CORPORATION	Delaware
IMS HEALTH (ISRAEL) LTD.	Israel
IMS JAPAN K.K.	Japan
Datasurf Co	Japan
IMS (GIBRALTAR) HOLDING LIMITED	Gibraltar
IMS Cyprus LTD	Cyprus
IMS Netherlands Holding B.V.	Netherlands
IMS AG	Switzerland
IMS Health Argentina S.A.	Argentina
Phama S.A.	Argentina
Pharmadat Marktforschungs Gesellschaft m.b.H.	Austria
IMS Health S.P.R.L.	Belgium
IMS Health Consulting bvba	Belgium
Source Belgium sprl	Belgium
IMS Health Bolivia S.R.L.	Bolivia
IMS Health Do Brasil Ltda.	Brazil
GCE Servicos Tecnologicos Ltda.	Brazil
IMS Health Servicos De Informacao LTDA	Brazil
IMS Bulgaria E.o.o.D.	Bulgaria
Asesorias IMS Health Chile Limitada	Chile
Capacitaciones IMS Health Chile Limitada	Chile
Operaciones Centralizadas Latinoamericana Limitada	Chile
Intercomunicaciones Y Servicio de Datos Interdata S.A.	Colombia
IMS Adriatic d.o.o. za konzalting	Croatia
IMS Health a.s.	Czech Republic
IMS Republica Dominicana, S.A.	Dominican Republic
IMS Ecuador S.A.	Ecuador
IMS Health Egypt Limited	Egypt
IMS Health Oy	Finland
IMS Health S.A.S.	France
PR International	France
PR Editions	France
IMS Software GmbH	Germany
Asserta Centroamerica Medicion de Mercados, S.A.	Guatemala
IMS Health Services Ltd.	Hungary
ORG IMS Research Pvt. Ltd.	India	50.00
IMS Health Bangladesh Limited	Bangladesh
IMS Health Lanka (Private) Limited	Sri Lanka
PT. IMS Health Indonesia	Indonesia	95.00
IMS Health Limited	Ireland
Medical Data Systems Limited	Ireland

IMS Health S.P.A.	Italy
Aboutpharma S.r.l.	Italy
UAB IMS Health	Lithuania
IMS Health Malaysia Sdn. Bhd.	Malaysia
Interdata S.R.L. de C.V.	Mexico
IPP Informacion Promocional y Publicitaria S.A. de C.V.	Mexico
Informations Medicales & Statistiques S.A.R.L.	Morocco
IMS Health B.V.	Netherlands
IMS Health Finance B.V.	Netherlands
IMS Health Norway A/S	Norway
IMS Health Pakistan (Private) Limited	Pakistan
IMS Health Paraguaya S.R.L.	Paraguay
IMS Health Del Peru S.A.	Peru
IMS Poland Limited Sp.z.o.o.	Poland
IMS Health, LDA.	Portugal
IMS Pharmaceutical Services Srl.	Romania
IMS Information Medical Statistics, spol.s.r.o.	Slovak Republic
IMS Services, pharmaceutical marketing services Ltd.	Slovenia
IMS Health, S.A.	Spain
IMS Production Hubs, S.L.	Spain
Mercados Y Analisis, S.A.	Spain
IMS Health AB	Sweden
Medical Radar Holding AB	Sweden
IMS Medical Radar AB	Sweden
IMS Sweden AB	Sweden
CORE Holding GmbH	Switzerland
CORE Center for Outcomes Research GmbH	Switzerland
CORE-USA LLC	Indiana
IMS Health GmbH	Switzerland
M&H Informatics Holding AG	Switzerland
ACCELETRA AG	Switzerland
M&H Informatics AG	Switzerland
M&H Informatics (BD)	Bangladesh
Interstatistik AG	Switzerland
Datec Industria e Comercio, Distribuidora Grafica e Mala Direta Ltda.	Brazil
IMS Health Marktforschung GmbH	Austria
IMS Health Tunisia sarl	Tunisia
IMS Health Tibbi Istatistik Ticaret ve Musavirlik Ltd Sirketi	Turkey
IMS Health Uruguay S.A.	Uruguay
PMV De Venezuela, C.A.	Venezuela
IMS SERVICES, LLC	Delaware
IMS Health (Australia) Partnership	Australia
IMS Health Australia Holding Pty. Ltd.	Australia
IMS Health Australia Pty. Ltd.	Australia
M-Tag Pty. Limited	Australia
Battaerd Mansley Pty. Ltd.	Australia
Battaerd Mansley India Private Limited	India
IMS Health (N.Z.) Limited	New Zealand
IMS SOFTWARE SERVICES, LTD.	Delaware

INTERCONTINENTAL MEDICAL STATISTICS INTERNATIONAL, LTD. (DE)	Delaware
MARKET RESEARCH MANAGEMENT, INC.	Delaware
MIHS HOLDINGS, INC.	Delaware
MedInitiatives, Inc.	California
Innovative Health Strategies, Inc.	Wisconsin
PHARMETRICS, INC.	Massachusetts
SOURCE INFORMATICS LIMITED	United Kingdom
VALUEMEDICS LLC	Delaware

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  Exhibit 21
IMS Health Incorporated Active Subsidiaries as of December 31, 2007